                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              DELPHI INFORMATION SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  $125 per Exchange Act Rules 0-ll(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22A of Schedule 14A
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                        DELPHI INFORMATION SYSTEMS, INC.
                         3501 ALGONQUIN ROAD, SUITE 500
                        ROLLING MEADOWS, ILLINOIS 60008

                                August 12, 1998

Dear Stockholder:

    The Annual Meeting of Stockholders of Delphi Information Systems, Inc. (the "Company") will be held at 11:00 a.m. local time on Thursday, September 10, 1998, at the Company's principal executive office, which is located at 3501 Algonquin Road, Suite 500 in Rolling Meadows, Illinois.

    The notice of meeting, proxy statement and proxy card are included with this letter. The business of the meeting is described in the attached notice of the meeting.

    It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Regardless of whether you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the annual meeting. If you attend the meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                                    [SIGNATURE]

                                          Reid E. Simpson
                                          Senior Vice President--Finance and
                                          Administration, Chief Financial
                                          Officer and Secretary

                        DELPHI INFORMATION SYSTEMS, INC.
                         3501 ALGONQUIN ROAD, SUITE 500
                        ROLLING MEADOWS, ILLINOIS 60008

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 1998

                            ------------------------

    The Annual Meeting of Stockholders of Delphi Information Systems, Inc., a Delaware corporation (the "Company"), will be held at the principal executive office of the Company, which is located at 3501 Algonquin Road, Suite 500, in Rolling Meadows, Illinois, at 11:00 a.m. local time, on Thursday, September 10, 1998, for the following purposes:

(1) To elect four directors of the Company, each to serve until the 1999 annual meeting of stockholders and until their respective successors are elected and qualified.

(2) To approve the Company's 1998 Non-Employee Director Stock Option Plan.

(3) To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

    The close of business on August 7, 1998 has been fixed as the record date for determination of those stockholders entitled to vote at the meeting. Only holders of record of shares of the Company's Common Stock, par value $.10 per share, and the Company's Series D Preferred Stock, par value $.10 per share, on that date will be entitled to vote.

    A list of the stockholders entitled to vote at the meeting may be examined at the Company's principal executive office, located at 3501 Algonquin Road, Suite 500, in Rolling Meadows, Illinois, during the ten-day period preceding the meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                               By Order of the Board of Directors,

                                         [SIGNATURE]

                               Reid E. Simpson
                               SENIOR VICE PRESIDENT--FINANCE AND
                               ADMINISTRATION, CHIEF FINANCIAL OFFICER
                               AND SECRETARY

Dated: August 12, 1998

                        DELPHI INFORMATION SYSTEMS, INC.
                         3501 ALGONQUIN ROAD, SUITE 500
                        ROLLING MEADOWS, ILLINOIS 60008

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 1998

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This proxy statement and the enclosed proxy card are being mailed on or about August 12, 1998, with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Delphi Information Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on September 10, 1998, and any adjournment(s) thereof (the "Annual Meeting").

    If you execute and deliver a proxy pursuant to this proxy statement, you may revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it or by delivering a duly executed proxy bearing a later date. In addition, if you are present at the Annual Meeting, you may vote your shares in person. Proxies in the form enclosed, if duly signed and received in time for voting and not so revoked, will be voted at the Annual Meeting in accordance with the directions specified therein. If no directions are specified, proxies will be voted in favor of each of the proposals set forth herein and otherwise at the discretion of the proxy holders on all other matters that may properly come before the Annual Meeting.

    The holders of a majority of the issued and outstanding Common Stock, par value $.10 per share (the "Common Stock") of the Company, and the holders of a majority of the issued and outstanding Series D Preferred Stock, par value $.10 per share (the "Series D Preferred Stock") of the Company, together as a class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented by proxy at the Annual Meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. If the adjournment is for more than thirty days, or, if after the adjournment a new record date is set, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the original meeting. Abstentions, withheld votes and broker non-votes will be treated as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Stockholders of record at the close of business on Friday, August 7, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All historical share information set forth herein, except as otherwise indicated, reflects the Company's one-for-five reverse stock split effective May 8, 1998.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    At the close of business on the Record Date, there were 7,395,449 shares of Common Stock and 221 shares of Series D Preferred Stock outstanding. Each share of Common Stock is entitled to one vote, and each share of Series D Preferred Stock is entitled to 45.2 votes (representing a total of 9,998 votes for the Series D Preferred Stock), on all matters of business to come before the Annual Meeting. There is no right to cumulative voting as to any matter. Directors are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock and Series D Preferred Stock, voting together as a class; the nominees who receive the most votes will be elected. Abstentions, withheld votes, and broker non-votes will not be taken into account and will have no effect in determining the outcome of the election. The adoption of the 1998 Non-employee Director Stock Option Plan and any other matter that would be properly presented for action at the Annual Meeting would generally require, the affirmative vote of the holders of a majority of the Common Stock and Series D Preferred Stock present and entitled to vote at the meeting, voting together as a class. Abstentions will be treated as a vote against the adoption of the 1998 Non-employee Director Stock Option Plan and all other proposals presented to stockholders. Broker non-votes will not be considered entitled to vote as to that matter at the meeting and, accordingly, will have no effect on the adoption of the 1998 Non-employee Stock Option Plan or any other proposal presented to stockholders. Votes cast at the Annual Meeting will be counted by the person appointed by the Company to act as inspector of election for the Annual Meeting. Proxies received on behalf of the Board of Directors for which no direction is given will be voted for the election of directors as set forth in Item 1 and in favor of adoption of the 1998 Non-employee Director Stock Option Plan in Item 2. The Company has been advised by Coral Partners II ("Coral"), of which Directors of the Company Messrs. Almog and Baumel are affiliates, that Coral intends to vote for the election of the directors and the adoption of the 1998 Non-employee Director Stock Option Plan as set forth in Items 1 and 2, respectively.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of July 15, 1998, the ownership of Common Stock and Series D Preferred Stock by each director of the Company, by each current executive officer of the Company, by all current executive officers and directors of the Company as a group, and by all persons known to the Company to be beneficial owners of more than five percent of the Common Stock or the Series D Preferred Stock. The Common Stock and the Series D Preferred Stock are the Company's only outstanding classes of voting securities. The information set forth in the table as to directors and officers is based upon information provided to the Company by such persons in connection with the preparation of this proxy statement.

                                                                       COMMON STOCK              SERIES D PREFERRED
                                                                 -------------------------  ----------------------------
                                                                                 PERCENT                        PERCENT
                                                                                   OF                             OF
NAME AND POSITION OF BENEFICIAL OWNER(1)                         OWNERSHIP(2)   CLASS(3)      OWNERSHIP(2)       CLASS
---------------------------------------------------------------  ------------  -----------  -----------------  ---------
Bay Area Micro-Cap Fund, L.P. (4)..............................      703,150          9.2%         --             --

Covington Associates (5).......................................       --           --                 221          100.0%

Coral Partners II, a limited partnership (6)...................    1,282,623         16.9          --             --

Okabena Partnership K, a general partnership (7)...............      476,900          6.2          --             --

Yuval Almog ...................................................
  Director and Chairman of the Board (8)                           1,318,623         17.3          --             --

William Baumel ................................................
  Director (9)                                                     1,293,523         17.0          --             --

Larry Gerdes ..................................................
  Director (10)                                                       46,744        *              --             --

                                                                       COMMON STOCK              SERIES D PREFERRED
                                                                 -------------------------  ----------------------------
                                                                                 PERCENT                        PERCENT
                                                                                   OF                             OF
NAME AND POSITION OF BENEFICIAL OWNER(1)                         OWNERSHIP(2)   CLASS(3)      OWNERSHIP(2)       CLASS
---------------------------------------------------------------  ------------  -----------  -----------------  ---------
W. Max Seybold ................................................
  Director and President and
  Chief Executive Officer (11)                                        18,500        *              --             --

Reid Simpson ..................................................
  Senior Vice President, Finance
  and Administration; Chief
  Financial Officer (12)                                              16,700        *             --              --

Robin Raina ...................................................
  Senior Vice President (13)                                           5,000       *              --              --

All directors and executive officers as a group (6 persons)....    1,416,467         18.5         --              --

------------------------

 (1) Except where otherwise indicated, the mailing address of each of the stockholders named in the table is c/o Delphi Information Systems, Inc., 3501 Algonquin Road, Suite 500, Rolling Meadows, Illinois 60008.

 (2) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.

 (3) Percentages less than one percent are indicated by an asterisk.

 (4) Includes 283,000 shares of Common Stock which may be acquired upon exercise of warrants and 25,300 shares of Common Stock held by Gregory F. Wilbur and Carolyn G. Wilbur as joint tenants with right of survivorship. The address of Bay Area Micro-Cap Fund, L.P. is 1151 Bay Laurel Drive, Menlo Park, California 94025.

 (5) The address of Covington Associates is 60 State Street, Boston, Massachusetts 02109.

 (6) Includes 200,000 shares of Common Stock which may be acquired upon exercise of warrants. The address of Coral Partners II is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

 (7) Includes 200,000 shares of Common Stock which may be acquired upon exercise of warrants. The address of Okabena Partnership K is 5140 Norwest Center, Minneapolis, Minnesota 55402-4133.

 (8) Of the 1,318,623 shares of Common Stock, 1,282,623 shares of Common Stock are held by Coral Partners II, 10,000 shares are held by Coral Group, Inc. Retirement Plan for the benefit of Yuval Almog, 10,000 shares of Common Stock are held by Mr. Almog, 10,000 shares of Common Stock may be acquired by Mr. Almog upon exercise of warrants and 6,000 shares of Common Stock are held by Mr. Almog and his wife who have shared voting and investment power. Mr. Almog is the Managing General Partner of Coral Partners II. Mr. Almog disclaims beneficial ownership of the shares held by Coral Partners II. The address of Mr. Almog is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

 (9) Of the 1,293,523 shares of Common Stock, 1,282,623 shares of Common Stock are held by Coral Partners II, 1,400 shares are held by Coral Group, Inc. Retirement Plan for the benefit of William Baumel, 4,000 shares of Common Stock are held by Mr. Baumel, and 5,500 shares of Common Stock, of which 4,000 shares of Common Stock may be acquired upon exercise of warrants and 1,500 shares of Common Stock are held by Mr. Baumel and his wife who have shared voting and investment power. Mr. Baumel is a Venture Partner of Coral Partners II. Mr. Baumel disclaims beneficial ownership of the shares held by Coral Partners II. The address of Mr. Baumel is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

(10) Includes 14,000 shares of Common Stock which may be acquired upon exercise of warrants. The address of Mr. Gerdes is 3353 Peachtree Road, N.E., Suite 1030, Atlanta, Georgia 30326.

(11) Includes 15,000 shares of Common Stock subject to stock options which may be exercised.

(12) Includes 15,000 shares of Common Stock subject to stock options which may be exercised and 1,700 shares of Common Stock held by The Reid E. Simpson Revocable Trust as to which Mr. Simpson, as trustee, has sole voting and investment power.

(13) Represents shares of Common Stock subject to stock options which may be exercised.

                         ITEM 1--ELECTION OF DIRECTORS

    Four incumbent members of the Board of Directors are proposed to be elected at the Annual Meeting to serve until the next annual meeting and until their successors have been elected and qualified. Proxies received will be voted for the election of the nominees named below as directors, unless authority to do so is withheld. Each of the nominees is currently a director of the Company and has served continuously as such since the date indicated in his biography below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), proxies will be voted for the election of such person or persons as may be designated by the present Board of Directors. Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock and Series D Preferred Stock represented in person or by proxy.

    Set forth below is information as to each nominee for director, including age, as of July 15, 1998, principal occupation and employment during the past five years, directorships with other publicly-held companies, and period of service as a director of the Company.

    YUVAL ALMOG, 48, was elected a director of the Company in September 1991 and was elected Chairman of the Board of Directors on November 30, 1993. Mr. Almog is President of Coral Group, Inc. and Managing Partner of its venture capital partnerships. He joined the Coral Group in 1986 and became its Managing Partner in 1991. Mr. Almog is Chairman of the Board of Directors of Tricord Systems, Inc.

    WILLIAM R. BAUMEL, 30, was appointed a director of the Company in July 1996. Mr. Baumel is a partner with Coral Group, where he specializes in information services and technology investing. He joined Coral Group in 1996. From 1994 to 1996, Mr. Baumel held various positions with the Private Markets Group of Brinson Partners, Inc., an institutional money manager. His last position with Brinson Partners' Private Market Group was as portfolio manager. Mr. Baumel was in marketing with Proctor & Gamble, a consumer products company, during 1993, and from 1990 to 1992, he was a certified public accountant and consultant with Deloitte & Touche, an international accounting and consulting firm.

    LARRY G. GERDES, 49, was elected a director of the Company in 1985. Since 1991, Mr. Gerdes has been Chief Executive Officer of Transcend Services, Inc., a provider of outsourced services to hospitals in the health management area. Mr. Gerdes is also a director of Transcend Services, Inc. Prior to Transcend, Mr. Gerdes spent over 14 years in various executive capacities at HBO & Company, a health services corporation, including serving as Chief Financial Officer of HBO & Company and as Chief Executive Officer of Medical Systems Support, Inc., a wholly owned subsidiary of HBO & Company. Since 1983 Mr. Gerdes has been a general partner of Sand Hill Financial Company, a venture capital partnership. Additionally, since 1991 Mr. Gerdes has been a general partner in Gerdes Huff Investments, a private investment partnership.

    W. MAX SEYBOLD, 37, was appointed to the Board of Directors in March 1998. Mr. Seybold joined the Company in January, 1998 as Senior Vice President of Professional Services and was named President and Chief Executive Officer in February 1998. Prior to joining the Company, Mr. Seybold held the position of President and Chief Executive Officer for Mindware/BPR, Inc., an international solutions consulting firm from October 1995 to January 1998. From January 1995 to October 1995, Mr. Seybold was employed with

SI Consulting Group AG as its general manager. Prior to working for SI Consulting Group AG, Mr. Seybold founded software/professional services firms based in Switzerland and Germany for more than two years.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

          INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has a standing Audit Committee that consists exclusively of non-employee directors. The Audit Committee meets with the Company's independent auditors, reviews audit procedures, receives recommendations and reports from the auditors and reviews internal controls. The Audit Committee currently consists of Mr. Baumel (Chairman) and Mr. Gerdes. The Audit Committee met three times during fiscal 1998.

    The Board of Directors has a standing Compensation Committee that consists exclusively of non-employee directors. The Compensation Committee is responsible for reviewing and recommending to the full Board of Directors compensation of officers and directors and administration of the Company's various employee benefit plans. The Compensation Committee currently consists of Messrs. Almog (Chairman) and Gerdes. The Compensation Committee met four times during fiscal 1998.

    The Board of Directors does not have a nominating committee or a committee performing similar functions.

    The Board of Directors held nine meetings during fiscal 1998. No director attended fewer than 75 percent of the meetings of the Board of Directors and its committees on which he served.

    Non-employee directors do not receive an annual retainer or any other fees for their service as directors. If the stockholders of the Company approve the 1998 Director Stock Option Plan (as described below) Messrs. Almog, Baumel and Gerdes will each be granted options to purchase up to 22,800 shares of Common Stock of the Company on the terms and conditions set forth below. The 1998 Director Stock Option Plan would provide that (i) upon election or appointment of a person who is not an employee of the Company or any of its subsidiaries as a director, such person shall receive an option to purchase 12,000 shares of Common Stock at an exercise price per share of 100% of the fair market value of a share of Common Stock on the date of a grant and (ii) each non-employee director shall immediately following each annual meeting of the stockholders of the Company, commencing with the 1998 annual meeting, automatically be granted an option to acquire 3,600 shares of Common Stock of the Company at an exercise price per share of 100% of the fair market value of a share of Common Stock on the date of the grant. Pursuant to the Company's 1996 Stock Incentive Plan, directors are eligible to receive discretionary grants from time to time of options to purchase shares of Common Stock and other stock-based incentive compensation awards.

        ITEM 2--ADOPTION OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    The Company formerly maintained (i) a Nonqualified Stock Option Plan for Directors (the "Former Director Plan") pursuant to which each non-employee director was granted a non-statutory stock option to purchase 3,000 shares of the Company's Common Stock on the date such individual first became a director and an additional option to purchase 1,000 shares of Common Stock each year thereafter so long as such individual continued to serve as a non-employee director and (ii) the 1983 Stock Incentive Plan (the "1983 Plan"). Messrs. Almog and Gerdes had received grants to acquire an aggregate of 8,000 and 6,000 shares of Common Stock respectively pursuant to the Former Director Plan and the 1983 Plan (the "Pre-Existing Option Grants"). Mr. Baumel had not received any grants to acquire shares of Common Stock under the Former Director Plan or the 1983 Plan.

    In 1996, the Board of Directors adopted, subject to stockholder approval, the 1996 Stock Incentive Plan (the "1996 Plan"). Pursuant to the 1996 Plan, directors, officers and other key employees and consultants to the Company and its subsidiaries are eligible to receive grants from time to time of Option Rights, Restricted Shares, Deferred Shares, Performance Shares and Performance Units (all as such terms are defined in the 1996 Plan). At the time that the Board of Directors approved the 1996 Plan, the Board of Directors also approved a compensation plan for the directors of the Board (the "1996 Director Option Plan"), under which each non-employee director received (i) a grant of a non-statutory option to purchase 12,000 shares of Common Stock upon joining the Board of Directors (subject to three year vesting); (ii) if he was a non-employee director on the adoption date of the plan, a one-time grant of a non-statutory stock option to acquire 12,000 shares of Common Stock of the Company with an exercise price equal to the fair market value on the date of the grant in cancellation of his Pre-Existing Option Grants; and (iii) an automatic grant of a non-statutory stock option to acquire 3,600 shares of Common Stock of the Company upon being reelected to the Board, with an exercise price equal to the fair market value on the date of the grant and vesting over the following year on a quarterly basis. Messrs. Almog and Gerdes had agreed to surrender the Pre-Existing Option Grants if the 1996 Plan was approved by the stockholders.

    The Company's proxy statement for the 1996 annual meeting of stockholders (the "1996 Proxy") included a description of the 1996 Plan and recommended approval of the 1996 Plan to the stockholders. Specifically, the 1996 Proxy noted that the Board of Directors had adopted the 1996 Plan "to replace both the Director's Plan and the 1983 Stock Incentive Plan" and specified that "[d]irectors, officers (including officers who are also directors) and other key employees of and consultants to the Company and its subsidiaries may be selected by the Board of Directors to receive benefits under the 1996 Plan." The 1996 Proxy further noted that at July 31, 1996 "there were three nonemployee directors (not including Donald L. Lucas who [was] not standing for reelection as a director), three officers (including officers who are also directors), approximately 50 key employees, and no consultants eligible to participate in the 1996 Plan." The 1996 Proxy also noted, in the section describing director compensation, that "the Directors' Plan will be replaced by the 1996 Plan, pursuant to which nonemployee directors will be eligible to receive discretionary grants from time to time of options to purchase shares of Common Stock and other stock-based incentive-compensation awards . . ." The 1996 Proxy further noted that the nominees for director who hold options granted under the Directors' Plan had agreed to surrender those options if the 1996 Plan is approved by the stockholders. The 1996 Proxy did not describe the 1996 Director Option Plan. The 1996 Plan was approved at the 1996 annual stockholders meeting and became effective. Messrs. Almog, Baumel and Gerdes filed reports on Form 4 reflecting grants pursuant to the 1996 Director Option Plan.

    Shortly after the Company's 1996 annual stockholders meeting, the Board of Directors met and (i) elected Joseph J. Oddo as a non-employee director of the Company, (ii) approved entry into a letter agreement with Mr. Oddo, (iii) granted to Mr. Oddo 12,000 restricted shares of Common Stock, vesting at a rate of 1,000 at the end of each month during each month he is paid for consulting services and (iv) granted Mr. Oddo options to purchase 60,000 shares of Common Stock vesting as set forth in the letter agreement and to be exercisable for 5 years following vesting. According to the Company's proxy statement for the 1997 annual meeting of stockholders (the "1997 Proxy"), Mr. Oddo advised the Company on a full time basis and of the options granted to him, 24,000 were to vest on the completion of "short-term objectives" and 36,000 were to vest on the completion of "long-term objectives."

    In the 1997 Proxy Statement, the table of Security Ownership of Management and Certain Beneficial Owners reflected grants intended to be made pursuant to the 1996 Directors Option Plan. Under the heading of Compensation of Directors, the 1997 Proxy stated that: "Nonemployee directors participate in the Company's Nonqualified Stock Option Plan for Directors . . ., pursuant to which a nonqualified option to purchase [3],000 shares of Common Stock is granted to each director on the date he first becomes a non-employee director and an additional option to purchase [1],000 shares is granted to him on the first business day of each year thereafter for so long as he continues to serve as a nonemployee director. Pursuant to the Company's 1996 Stock Incentive Plan . . ., non-employee directors are eligible to receive discretionary grants from time to time of options to purchase shares of Common Stock and other stock-based incentive-compensation awards. Nonemployee directors do not receive an annual retainer or any other fees for their service as directors".

    The Company and its directors desire to give effect to the basic terms of the originally contemplated 1996 Director Option Plan. In view of the absence of a description of the 1996 Director Option Plan in the 1996 Proxy or the 1997 Proxy, the Company and the Board of Directors have determined that is in the best interests of the Company and its stockholders to prepare a written plan to give effect to the basic terms of the 1996 Director Option Plan and to seek stockholder approval of such a plan at the Annual Meeting. Accordingly, the Board of Directors has adopted, subject to stockholder approval, the Delphi Information Systems, Inc. Non-Employee Director Stock Option Plan (the "1998 Director Option Plan"). The 1998 Director Option Plan is summarized below. In order to give effect to the originally contemplated 1996 Director Option Plan, the Board has granted pursuant to the 1998 Director Option Plan and subject to stockholder approval, options to Messrs. Almog, Baumel and Gerdes, to acquire the same number of shares of Common Stock at the same price as would have been the case had the 1998 Director Option Plan been in effect immediately following the 1996 annual meeting of stockholders, effective on the condition that each such person waive any claim of any rights to any grants of options under the 1996 Plan. Each of Messrs. Almog, Baumel and Gerdes have agreed to waive any claim or any rights to any grants of options under the 1996 Plan, subject to approval by the stockholders of the 1998 Director Option Plan.

    The summary of the 1998 Director Option Plan that appears below is qualified in its entirety by reference to the full text of the Plan, the text of which is included in this proxy statement as EXHIBIT A.

    ELIGIBILITY. Only directors of the Company who are not employees of the Company or any of its subsidiaries ("Eligible Directors") are eligible to participate in the 1998 Director Option Plan.

    NUMBER OF SHARES ISSUABLE. The 1998 Director Option Plan provides for the issuance of up to 300,000 shares of Common Stock, subject to anti-dilution adjustments.

    OPTION GRANTS.  The 1998 Director Option Plan provides for the following:
(i) upon the election or appointment of an Eligible Director to serve on the Board of Directors, such person shall receive an option to purchase 12,000 shares of Common Stock at an exercise price per share of 100% of the fair market value of a share of Common Stock on the date of the grant ("New Director Grants") and (ii) each Eligible Director, immediately following each annual meeting of stockholders of the Company commencing with the 1998 annual meeting, shall automatically be granted an option to purchase 3,600 shares of Common Stock at an exercise price per share of 100% of the fair market value of a share of Common Stock on the date of the grant ("Annual Grants"). In addition to the New Director Grants and Annual Grants, the 1998 Director Option Plan provides that (a) each Eligible Director who was an Eligible Director on September 4, 1996 shall receive an option to purchase 15,600 shares of Common Stock at an exercise price of $5.00 per share (the "1996 Replacement Option") and (b) each Eligible Director who was an Eligible Director on September 4, 1997 shall receive an option to purchase 3,600 shares of Common Stock at an exercise price of $5.94 per share (the "1997 Replacement Option"); provided that such Eligible Director with respect to either the 1996 Replacement Option or the 1997 Replacement Option waives any claim or rights to any grants of options under the 1996 Plan.

    EXERCISABILITY. The 1996 Replacement Option will vest and be exercisable in two installments of (i) 11,600 shares on the date the option is granted and (ii) 4,000 shares on the earlier of (a) September 3, 1999 or (b) the date of the 1999 annual meeting of stockholders. The 1997 Replacement Option will vest and be fully exercisable on the date the option is granted. New Director Grants will vest and become exercisable in an annual installment of 4,000 shares, commencing on the day prior to the first anniversary of the date the option is granted, and thereafter, in eight quarterly installments of 1,000 shares commencing with the last day of the calendar quarter ending on or after the first anniversary of the date the option is granted. Annual Grants will vest and become exercisable in four quarterly installments of 900 shares, commencing with the last day of the calendar quarter ending on or after the date on which the option is granted. In all cases, no option will become exercisable until after the 1998 Director Stock Option Plan is approved by the stockholders of the Company entitled to vote thereon. If such approval is not obtained on or before September 10, 1999, all outstanding options will expire and no additional options will be granted. The option exercise price is payable, at the director's option, in cash, shares of Common Stock of the Company acquired on the open market or held by the grantee for more than six months, valued at their fair market value as of the date of exercise, or a cashless exercise through a broker-dealer approved by prior arrangement with the Company for this purpose, to the extent such cashless exercise is permitted under Regulation T.

    EXERCISE AFTER TERMINATION OF DIRECTORSHIP. All options which have not been fully exercised on the date such director ceases to be a director for any reason shall terminate, provided that any option which is vested may be exercised until the earlier of (i) one year after the date such person ceased to be a director, or (ii) the expiration of the term of such option.

    TAX CONSEQUENCES. Under present law, the following are the federal income tax consequences generally arising with respect to awards granted under the 1998 Director Option Plan. The grant of an option will create no tax consequences for the grantee or the Company. Upon exercising an option, the grantee must recognize ordinary income equal to the difference between (i) the exercise price of the option, and (ii) and the fair market value of the Common Stock on the date of exercise; the Company will be entitled to a deduction for the same amount.

    OTHER. Options granted under the 1998 Director Option Plan will have a maximum term of ten years. The 1998 Director Option Plan will terminate on September 10, 2008.

    The following table sets forth the options to acquire of shares of Common Stock that will be received by the following non-employee directors if the 1998 Director Stock Option Plan is approved by the Company's stockholders:

                        1998 DIRECTOR STOCK OPTION PLAN

                                                                      NUMBER OF SECURITIES
NAME                                                               UNDERLYING OPTIONS GRANTED   EXERCISE PRICE   EXPIRATION DATE
-----------------------------------------------------------------  --------------------------   --------------   ---------------
Yuval Almog......................................................            15,600                 $5.00           09/03/06
                                                                              3,600                 $5.94           09/03/07
                                                                              3,600                  (1)            09/09/08

William R. Baumel................................................            15,600                 $5.00           09/03/06
                                                                              3,600                 $5.94           09/03/07
                                                                              3,600                  (1)            09/09/08

Larry G. Gerdes..................................................            15,600                 $5.00           09/03/06
                                                                              3,600                 $5.94           09/03/07
                                                                              3,600                  (1)            09/09/08

------------------------

(1) The exercise price is 100% of the Fair Market Value (as such term is defined in the 1998 Director Stock Option Plan) on the date the 1998 Director Stock Option Plan is approved by the Company's stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE COMPANY'S 1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION

    Set forth in the table below is information regarding the annual and long-term compensation for the fiscal years ended March 31, 1996, 1997 and 1998, for the acting and former Chief Executive Officers, and two current and one former most highly compensated executive officers of the Company (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                   COMPENSATION AWARDS
                                             ANNUAL COMPENSATION                   -------------------
                             ----------------------------------------------------      SECURITIES
                               FISCAL      SALARY      BONUS      OTHER ANNUAL     UNDERLYING OPTIONS      ALL OTHER
NAME AND CURRENT POSITION       YEAR         ($)        ($)      COMPENSATION(A)      (# OF SHARES)     COMPENSATION(B)
---------------------------  -----------  ---------  ---------  -----------------  -------------------  ----------------
W. Max Seybold (1).........        1998      29,423     23,538         91,000             180,000              --
  President and Chief              1997      --         --             --                  --                  --
  Executive Officer                1996      --         --             --                  --                  --

Reid E. Simpson (2)........        1998      43,269     --             --                  90,000              --
  Senior Vice President--          1997      --         --             --                  --                  --
  Finance & Administration         1996      --         --             --                  --                  --
  and Chief Financial
    Officer

Robin Raina (3)............        1998      66,692     20,000         --                  90,000              --
  Senior Vice President            1997      --         --             --                  --                  --
                                   1996      --         --             --                  --                  --

John Trustman (4)..........        1998     122,500     60,577         --                 180,000             111,057
  Former President and             1997      --         --             --                  --                  --
  Chief Executive Officer          1996      --         --             --                  --                  --

James Harsch (5)...........        1998     121,577     30,450         --                  --                  24,168
  Former Vice President--          1997     100,385     --             43,963              60,000              --
  Administration and               1996      --         --             --                  --                  --
  Chief Financial Officer

------------------------

(A) Represents reimbursement for relocation expenses and consulting fees.

(B) Represents amounts paid in connection with the termination of such executive officer's employment with the Company.

(1) Mr. Seybold joined the Company effective January 9, 1998.

(2) Mr. Simpson joined the Company effective December 8, 1997.

(3) Mr. Raina joined the Company effective November 1, 1997.

(4) Mr. Trustman was employed by the Company from May 28, 1997 to February 5, 1998. While no definitive employment agreement was entered into, upon execution of such an agreement, the Company contemplated granting Mr. Trustman options to purchase 180,000 shares of Common Stock, subject to certain terms and conditions. Pursuant to the terms and conditions of the Company's 1996 Stock Incentive Plan, participants have 90 days from the termination of employment to exercise vested stock options. Mr. Trustman left the Company effective February 5, 1998 and did not exercise any options within 90 days.

(5) Mr. Harsch was employed by the Company from July 15, 1996 to December 31, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

    Set forth in the table below is information regarding individual grants of stock options to purchase shares of Common Stock made during the fiscal year ended March 31, 1998 to each of the Named Officers. All stock options were granted under the Company's 1996 Stock Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                      POTENTIAL
                                                                                                                   REALIZABLE VALUE
                                                                       INDIVIDUAL GRANTS                          AT ASSUMED ANNUAL
                                                 --------------------------------------------------------------     RATES OF STOCK
                                                                          % OF TOTAL                               APPRECIATION FOR
                                                 NUMBER OF SECURITIES   OPTIONS GRANTED   EXERCISE                   OPTION TERM
                                                  UNDERLYING OPTIONS    TO EMPLOYEES IN    PRICE     EXPIRATION   ------------------
NAME                                                 GRANTED (#)          FISCAL YEAR      ($/SH)       DATE      5% ($)    10% ($)
-----------------------------------------------  --------------------   ---------------   --------   ----------   -------  ---------
W. Max Seybold.................................         60,000(1)                           4.07      01/09/08(A) 153,293    388,475
                                                       120,000(2)                           3.28      03/23/08(B) 247,533    627,297
                                                       -------                                                    -------  ---------
                                                       180,000                23%                                 400,826  1,015,771
                                                                              --
                                                       -------                                                    -------  ---------

Reid E. Simpson................................         60,000(3)                           5.00      12/08/07(A) 188,668    478,123
                                                        30,000(2)                           3.28      03/23/08(C)  61,883    156,824
                                                       -------                                                    -------  ---------
                                                        90,000                11%                                 250,552    634,970
                                                                              --
                                                       -------                                                    -------  ---------

Robin Raina....................................         20,000(4)                           5.15      11/01/07(A)  64,776    164,155
                                                        70,000(2)                           3.28      03/23/08(D) 144,394    365,923
                                                       -------                                                    -------  ---------
                                                        90,000                11%                                 209,170    530,079
                                                                              --
                                                       -------

John Trustman..................................        180,000(5)             23%           5.47      11/28/07         --         --
                                                                              --
                                                       -------                                                    -------  ---------

------------------------

(A) Options vest in installments of 25% six months after the date of the grant and 6.25% quarterly thereafter, subject to continued employment through such date.

(B) Of the 120,000 shares, options to acquire 60,000 shares vest one year after the date of the grant and 6.25% quarterly thereafter, subject to continued employment, and options to acquire 60,000 shares vest pursuant to performance criteria established by the Compensation Committee of the Board of Directors.

(C) Options vest pursuant to performance criteria established by the Compensation Committee of the Board of Directors.

(D) Of the 70,000 shares, options to acquire 40,000 shares vest in installments of 25% one year after the date of the grant and 6.25% quarterly thereafter, subject to continued employment, and options to acquire 30,000 shares vest pursuant to performance criteria established by the Compensation Committee of the Board of Directors.

(1) Granted on January 9, 1998

(2) Granted on March 23, 1998

(3) Granted on December 8, 1997

(4) Granted on November 1, 1997

(5) While no definitive employment agreement was entered into upon execution of such an agreement, the Company contemplated granting Mr. Trustman options to purchase 180,000 shares of Common Stock subject to certain terms and conditions. Effective February 5, 1998, Mr. Trustman left the Company. Pursuant to the terms and conditions of the Company's 1996 Stock Incentive Plan, participants have 90 days from the termination of employment to exercise vested stock options. Mr. Trustman left the Company effective February 5, 1998 and did not exercise any options within 90 days.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             FISCAL YEAR-END VALUES

    Set forth in the table below is information regarding the exercise of stock options to acquire shares of Common Stock during the fiscal year ended March 31, 1998 by each of the Named Officers and the fiscal year-end value as of March 31, 1998 of unexercised stock options of Common Stock.

                                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                        OPTIONS AT FY-END              AT FY-END ($)(A)
                          SHARES ACQUIRED       VALUE REALIZED      --------------------------  ------------------------------
         NAME             ON EXERCISE (#)             ($)           EXERCISABLE  UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------  -------------------  ---------------------  -----------  -------------  ---------------  -------------
W. Max Seybold........          --                    --                --            180,000         --              75,120
Reid E. Simpson.......          --                    --                --             90,000         --              18,780
Robin Raina...........          --                    --                --             90,000         --              43,820
John Trustman.........          --                    --                37,500        142,500         --              --
James Harsh...........          --                    --                --            --              --              --

------------------------

(A) Based on the closing price of the Company's Common Stock as reported on Nasdaq on March 31, 1998 of $3.91.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Messrs. Almog and Gerdes. None of the executive officers of the Company serves on the board of directors of another company in any instance where an executive officer of the other company serves on the Board of Directors.

          COMPENSATION COMMITTEE OF REPORT ON COMPENSATION OF OFFICERS

    The Compensation Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and other key employees of the Company and grants options to purchase Common Stock. This report documents the components of the Company's executive officer compensation programs and describes the basis upon which compensation is determined by the Committee with respect to the executive officers of the Company, including the Named Officers.

    COMPENSATION PHILOSOPHY. The compensation philosophy of the Company is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The Committee has adopted the following objectives as guidelines for compensation decisions:

    - Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

    - Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Company.

    - Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

    - Implement a balance between short and long-term compensation to complement the Company's annual and long-term business objectives and strategies and encourage executive performance in furtherance of the fulfillment of those objectives.

    - Provide variable compensation opportunities based on the performance of the Company, encourage stock ownership by executives and align executive remuneration with the interests of stockholders.

    COMPENSATION PROGRAM COMPONENTS. The Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

    BASE SALARY. The Company's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary.

    ANNUAL INCENTIVES. The Company has historically awarded cash bonuses to certain salaried employees (including the Named Officers) of the Company. Bonuses are based on various factors, including profitability, revenue growth, management development and other specific performance criteria. The Company did not award bonuses to any Named Officers for the fiscal year ended March 31, 1997. The Company awarded bonuses to Messrs. Seybold, Raina, Trustman and Harsch for the fiscal year ended March 31, 1998.

    STOCK OPTION PROGRAM. The Committee strongly believes that by providing those persons who have substantial responsibility over the management and growth of the Company with an opportunity to increase their ownership of the Company's stock, the interests of stockholders and executives will be closely aligned. Therefore, the Company's officers (including the Named Officers) and other key employees are eligible to receive either incentive stock options or nonqualified stock options as the Committee may determine from time to time, giving them the right to purchase shares of Common Stock at an exercise price equal to 100 percent of the fair market value of the Common Stock at the date of grant. The number of stock options granted to executive officers is based on competitive practices.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Trustman served as Chief Executive Officer of the Company from May 1997 to February 1998. Mr. Trustman's compensation was based solely on the product of negotiations between Mr. Trustman and the Board of Directors. Mr. Seybold was recently named Chief Executive Officer in February 1998. His compensation is solely the product of the negotiation between Mr. Seybold and the Board of Directors. The factors that are expected to predominate in the evaluation of the Chief Executive Officer over time are performance in relation to (i) strengthening the Company's management team, (ii) upgrading the Company's products and broadening its product lines, and (iii) achievement of consistent profitability and growth.

    SUMMARY. After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Company is focused on enhancing corporate performance and increasing value for stockholders. The Committee believes that the compensation of executive officers is properly tied to stock appreciation through awards to be granted under the 1996 Plan and that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Committee.

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer or four other most-highly compensated executive officers named in the proxy statement. The Company will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, the Company will take appropriate action to maintain the tax deductibility of its executive compensation.

                                          Respectfully submitted,

                                          Yuval Almog
                                          Larry G. Gerdes

                               PERFORMANCE GRAPH

    Rules promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act require that the Company include in this proxy statement a line-graph presentation comparing cumulative stockholder returns for the last five fiscal years with the Nasdaq SmallCap Market stock index and either a nationally recognized industry index or an index of peer group companies selected by the Company. The Company chose the Nasdaq Computer Data Processing Index for purposes of this comparison. The following graph assumes the investment of $100 on March 31, 1993, and the reinvestment of dividends (rounded to the nearest dollar).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
        AMONG DELPHI INFORMATION SYSTEMS, INC., THE NASDAQ STOCK MARKET
           (U.S.) INDEX AND THE NASDAQ COMPUTER DATA PROCESSING INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             DELPHI INFORMATION SYSTEMS,
                        INC.                 NASDAQ STOCK MARKET (U.S.)    NASDAQ COMPUTER DATA PROCESSING
3/93                                   100                           100                                 100
3/94                                    55                           108                                 102
3/95                                    16                           120                                 138
3/96                                    15                           163                                 195
3/97                                    14                           181                                 214
3/98                                    10                           275                                 375

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file with the SEC reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more-than-ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all such Section 16(a) reports that they file. Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to the Company, the Company believes that during the period from April 1, 1997, through March 31, 1998, the following person failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act:

    Robin Raina was appointed Senior Vice President effective February 1998. Mr. Raina reported his appointment and certain grants of options under the 1996 Delphi Information Systems, Inc. Stock Incentive Plan made throughout the fiscal year by filing a Form 5 on a timely basis.

                              COST OF SOLICITATION

    The cost of soliciting proxies, which also includes the preparation, printing, and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but certain employees of the Company, who will receive no compensation for their services other than their regular remuneration, may also solicit proxies by telephone, telegram, telex, telecopy, or personal interview. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in the names of such brokers and nominees and other "street names" and will reimburse them for any expenses incurred in connection therewith. The Company's transfer agent, ChaseMellon Shareholders Services, L.L.C., will assist the Company in the solicitation of proxies from brokers and nominees for a fee of approximately $4,000. The Company will also reimburse the transfer agent for its reasonable out-of-pocket expenses incurred in connection with providing solicitation services.

                                 OTHER BUSINESS

    At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in the discretion of the proxyholders.

                               1998 ANNUAL REPORT

    The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 1998, as filed with the SEC, is enclosed with this proxy statement.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    It is expected that representatives of Arthur Andersen LLP, the Company's independent public accountants who audited the financial statements of the Company for the fiscal year ended March 31, 1998, will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions from stockholders. The Company's independent public accountants are selected annually by the Audit Committee of the Board of Directors to audit the financial statements of the Company. The Company intends to change its fiscal year end to December 31. The Audit Committee has selected Arthur Andersen LLP as its independent public accountants for the fiscal year ending December 31, 1998.

                             STOCKHOLDER PROPOSALS

    Any stockholder proposal intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its principal executive offices on or before April 15, 1999, to be included in the Company's proxy statement and form of proxy relating to that meeting. Proxies solicited with respect to the Company's 1999 annual meeting of stockholders may confer discretionary authority to vote on various matters, including any matter with respect to which the Company has not received notice of such proposal by July 28, 1999. These dates may change in the event that the Company significantly changes the date of its annual stockholders meeting in connection with the anticipated change in its fiscal year.

    PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors,

                                                    [SIGNATURE]

                                          Reid E. Simpson
                                          Senior Vice President--Finance and
                                          Administration, Chief Financial
                                          Officer and Secretary

August 12, 1998

                                                                       EXHIBIT A

                        DELPHI INFORMATION SYSTEMS, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                   ARTICLE I
                                    PURPOSE

    The purpose of the Delphi Information Systems, Inc. Non-Employee Directors Stock Option Plan (as set forth herein and as amended from time to time, the "Plan") is to encourage qualified persons to become and remain directors of Delphi Information Systems, Inc., a Delaware corporation (the "Company"), and to provide directors of the Company with a direct stake in its success.

                                   ARTICLE II
                                  DEFINITIONS

    2.1  "ARTICLE"  means an Article of this Plan.

    2.2  "BOARD"  means the Board of Directors of the Company.

    2.3 "COMMON STOCK" means the common stock, par value $.10 per share, of the Company.

    2.4  "DIRECTOR"  means a member of the Board.

    2.5  "EFFECTIVE DATE"  means September 10, 1998.

    2.6 "ELIGIBLE DIRECTOR" means a Director who is not an employee of the Company or any of its Subsidiaries as of the date of any grant of an Option to him.

    2.7  "FAIR MARKET VALUE"  of a security means, as of any applicable date,
(i) if the security is listed for trading on a national securities exchange or the Nasdaq National Market, the closing price, regular way, of the security as reported on the consolidated transaction reporting system applicable to such security, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or (ii) if the security is not listed for trading on a national securities exchange or the Nasdaq National Market, but is listed on the Nasdaq SmallCap Market, the average of the closing bid and asked prices, regular way, on the Nasdaq SmallCap Market or, if no such prices shall have been so reported for such date, on the latest preceding date for which such prices were so reported.

    2.8  "GRANTEE"  means the Director to whom an Option has been granted.

    2.9 "MATURE SHARES" means shares of Common Stock that were acquired on the open market or that have been held for more than six months.

    2.10 "OPTION" means a right to purchase Common Stock granted under this Plan.

    2.11  "TERM"  shall have the meaning provided in Article 5.2.

                                  ARTICLE III
                                 ADMINISTRATION

    The Plan is intended not to require discretionary action by any administrative body with regard to any transaction under the Plan. Subject to the provisions of the Plan, the Board shall have the power to construe and interpret the Plan, to determine all questions arising thereunder, and to adopt and amend rules for the administration of the Plan; PROVIDED, HOWEVER, that no such interpretation or rule shall change the number of Options that may be granted under the Plan or the terms upon which, or the times at which, or the periods within which, such Options may be exercised. Any decision of the Board in the administration of the Plan shall be final.

                                   ARTICLE IV
                             AMOUNT OF COMMON STOCK

    The aggregate number of shares of Common Stock that may be delivered upon exercise of Options shall not exceed 300,000, subject to adjustment pursuant to
Article VII. Such shares of Common Stock may be either authorized but unissued shares or previously-issued shares reacquired by the Company. If any Options terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such terminated or expired Options.

                                   ARTICLE V
                                GRANT OF OPTIONS

    5.1  GRANTS OF OPTIONS.

    (a)  EFFECTIVE DATE GRANTS.

        (i) Subject to the condition set forth in Section 5.1(a)(ii) below and
    Section 8.1, the following grants of Options are made as of the Effective
    Date:

           (A) "A" GRANTS. For each person who is an Eligible Director on the Effective Date of the Plan who was an Eligible Director on September 4, 1996, an Option to purchase 15,600 shares of Common Stock at an exercise price of $5.00 per share. Notwithstanding the provisions of Section 5.2 or any other provisions hereof, the Term of the Option granted under this
       Section 5.1(a)(i)(A) shall expire on September 3, 2006.

           (B) "B" GRANTS. For each person who is an Eligible Director on the Effective Date of the Plan who was an Eligible Director on September 4, 1997, an Option to purchase 3,600 shares of Common Stock at an exercise price of $5.94 per share. Notwithstanding the provisions of Section 5.2 or any other provision hereof, the Term of the Option granted under this
       Section 5.1(a)(i)(B) shall expire on September 3, 2007.

        (ii) The Effective Date Grants of Options described in Section 5.1(a) shall be effective only on the condition that the Grantee waives any claim or any rights to any grants of options under the Delphi Information Systems, Inc. 1996 Stock Incentive Plan.

    (b) NEW DIRECTOR OPTIONS GRANTS. Subject to Section 8.1, a person who becomes an Eligible Director on or after the Effective Date shall automatically be granted an Option for 12,000 shares of Common Stock upon becoming an Eligible Director.

    (c) SUBSEQUENT ANNUAL GRANTS OF OPTIONS. Subject to Section 8.1, immediately following each annual meeting of the stockholders of the Company, commencing with the 1998 annual meeting, which occurs on the Effective Date, each person who is an Eligible Director at the conclusion of such meeting shall automatically be granted an Option for 3,600 shares of Common Stock.

    5.2 TERM OF OPTIONS. Except as otherwise provided in Section 5.1, each Option shall have a term ("Term") of 10 years beginning on the date of grant, unless earlier terminated as provided herein.

    5.3 EXERCISE PRICE. Except as otherwise provided in Section 5.1, the exercise price per share for each Option shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant, subject to adjustment pursuant to Article VII.

    5.4 OPTION AGREEMENTS. Each Option shall be evidenced by an agreement in such form as the Board shall prescribe from time to time and shall be consistent with the Plan.

                                   ARTICLE VI
                              EXERCISE OF OPTIONS

    6.1  VESTING.

    (a)  EFFECTIVE DATE GRANTS.

        (i) Subject to Section 8.1, each outstanding Option granted under
    Section 5.1(a)(i)(A) shall be cumulatively exercisable in accordance with the following table:

    NUMBER OF SHARES                            DATE OPTION EXERCISABLE
------------------------  -------------------------------------------------------------------
11,600 shares             On the date on which the Option is granted.
4,000 shares              Earlier of (i) September 3, 1999, or (ii) the date
                            of the 1999 annual meeting of stockholders of the Company.

    Notwithstanding the above table, no portion of any Option shall become exercisable after a Grantee ceases to be a Director for any reason.

        (ii) Subject to Section 8.1, each outstanding Option granted under
    Section 5.1(a)(i)(B) shall be fully exercisable on the date the Option is granted.

    (b) NEW DIRECTOR GRANTS. Subject to Section 8.1, each outstanding Option granted under Section 5.1(b) shall become cumulatively exercisable in accordance with the following table:

    NUMBER OF SHARES                            DATE OPTION EXERCISABLE
------------------------  -------------------------------------------------------------------
4,000 shares              On the day prior to the first anniversary of the date
                            on which the Option is granted.
1,000 shares              On the last day of each of eight calendar quarters commencing on the last day of the calendar quarter ending on or after the first anniversary of the date the Option is granted.

    Notwithstanding the above table, no portion of any Option shall become exercisable after a Grantee ceases to be a Director for any reason.

    (c) SUBSEQUENT ANNUAL GRANTS OF OPTIONS. Subject to Section 8.1, each outstanding Option granted under Section 5.1(c) shall become cumulatively exercisable in accordance with the following table:

    NUMBER OF SHARES                            DATE OPTION EXERCISABLE
------------------------  -------------------------------------------------------------------
900 shares                On the last day of the calendar quarter ending on
                            or after the date on which the Option is granted.
900 shares                On the last day of the second calendar quarter ending on
                            or after the date on which the Option is granted.
900 shares                On the last day of the third quarter ending on
                            or after the date on which the Option is granted.
900 shares                On the last day of the fourth quarter ending on
                            or after the date on which the Option is granted.

    Notwithstanding the above table, no portion of any Option shall become exercisable after a Grantee ceases to be a Director for any reason.

    6.2 EXERCISE. An Option shall be exercised by delivery during the Term to the Company of (i) written notice of the exercise specifying the number of shares to be purchased and (ii) full payment in cash for the shares of Common Stock being acquired thereunder, which payment, at the election of the Grantee (or after the Grantee's death, his representative) may be made (a) in cash or its equivalent, (b) to the extent it would not violate any financial or other covenant of the Company, by delivery to the Company of Mature Shares valued at their Fair Market Value on the date of exercise, (c) by means of a cashless exercise through a broker approved by prior arrangement with the Company for this purpose, to the extent such cashless exercise is permitted under Regulation T, or (d) by any combination of the foregoing.

    6.3 EXERCISE AFTER TERMINATION OF DIRECTORSHIP. If a Grantee shall cease to be a Director for any reason while holding an unexpired Option that has not been fully exercised, such Option shall thereupon terminate; PROVIDED that the Grantee, or in the case of his death or adjudication of incompetency, his executor, administrator, distributees, guardian or legal representative, as the case may be, may exercise the Option (to the extent that it was exercisable pursuant to Section 6.1 on the date the person ceased to be a Director) at any time until the earlier to occur of (i) one year after the date such person ceased to be a Director, or (ii) the expiration of the Term of such Option.

                                  ARTICLE VII
                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    7.1 ADJUSTMENTS. If the outstanding Common Stock is changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, rights offering, combination, spinoff, exchange of shares, or the like, an appropriate adjustment shall be made by the Board to (i) the aggregate number of shares then-remaining available under the Plan, (ii) the number of shares of Common Stock in respect of which Options are subsequently to be granted, and (iii) to the extent that any such adjustments are necessary to preserve the economic value of unexercised Options, the number or type of shares of capital stock subject to, and the exercise price of, outstanding Options.

    7.2 NO FRACTIONAL SHARES. If a fraction of a share would otherwise result from any adjustment pursuant to Section 7.1, the adjusted share amount shall be rounded to the nearest whole number.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    8.1 STOCKHOLDER APPROVAL. No Option shall become exercisable until after the Plan has been approved by the holders of a majority of the shares of Common Stock present and entitled to vote thereon at a meeting of the stockholders of the Company. If such approval is not obtained on or before the first anniversary of the Effective Date, all outstanding Options shall expire and no additional Options shall be granted.

    8.2 OPTIONS NON-TRANSFERABLE. An Option shall not be transferable by its Grantee except by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee or his or her guardian or legal representative; PROVIDED, HOWEVER, that a Grantee may in a manner and to the extent permitted by the Board (a) designate in writing a beneficiary to exercise an Option after his or her death and (b) transfer an Option to a revocable, inter vivos trust as to which the Grantee is the settlor and trustee and of which the sole beneficiaries are the Grantee's spouse, the Grantee's parents or his spouse's parents, or lineal descendants of the Grantee (or trusts for their exclusive benefit); PROVIDED, HOWEVER, that a transfer of an Option shall be effective only if the Company shall have received an opinion of its counsel to the effect that the restrictions of this Section 8.2 are not required to allow such an Option to be exempt from potential liability under
Section 16(b) of the Securities Exchange Act of 1934 pursuant to SEC Rule 16b-3 thereunder.

    8.3 EXPENSES. The expenses of the Plan shall be borne by the Company. Any taxes imposed on a Grantee upon exercise of an Option shall be paid by such Grantee.

    8.4 NO RIGHT TO RE-ELECTION. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained or re-elected as a Director.

    8.5 SECURITIES REGISTRATION. The Company shall not be obligated to deliver any shares of Common Stock hereunder until such shares have been listed on each securities exchange, stock market or national market system on which the Common Stock may then be listed, or until there has been compliance with all applicable state or federal securities laws; PROVIDED, HOWEVER, that the Company shall use all reasonable efforts to cause any such listing and compliance.

    8.6 TAXES. The Company shall not be required to issue shares of Common Stock upon the exercise of an Option unless the Grantee shall remit to the Company, in such manner as the Company may permit, an amount sufficient to satisfy any liability of the Company to withhold federal, state, local or foreign income or other taxes relating to such exercise.

    8.7 RIGHTS AS STOCKHOLDER. A Grantee shall not by reason of any Option have any right as a stockholder of the Company with respect to the shares of Common Stock which may be deliverable upon exercise of such Option until such shares have been delivered to him.

    8.8 SEVERABILITY. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

    8.9 APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Illinois.

                                   ARTICLE IX
                                   AMENDMENT

    The Plan may be amended from time to time by the Board as it shall deem advisable, including amendments necessary to qualify for any exemption or to comply with applicable law or regulations; PROVIDED, HOWEVER, that no amendment to the Plan may be made without the approval of the stockholders of the Company which changes (i) the criteria for Eligible Directors or (ii) the vesting conditions, term of exercisability, grant timing, grant amount or exercise price of Options. No amendment of the Plan shall adversely affect the rights of any Grantee under an Option without the consent of such Grantee.

                                   ARTICLE X
                                  TERMINATION

    The Plan shall terminate on the 10th anniversary of the Effective Date of the Plan, unless sooner terminated by the Board. Any termination of the Plan shall not affect any Option then outstanding.

                                    PROXY
                     SOLICITED BY THE BOARD OF DIRECTORS
                      DELPHI INFORMATION SYSTEMS, INC.
                       3501 ALGONQUIN ROAD, SUITE 500
                      ROLLING MEADOWS, ILLINOIS 60008

The undersigned hereby appoints John Trustman and James A. Harsch, and each of them, as proxies, with power of substitution and revocation, acting by a majority of those present and voting (or if only one is present and voting, then that one) to vote the stock of Delphi Information Systems, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on September 3, 1997, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if present, with respect to the following:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.






--------------------------------------------------------------------------------
                            -  FOLD AND DETACH HERE  -

Please mark your votes as indicated in this example                    /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS.
1. Election of Directors

   Election of Yuval Almog, William R. Baumel, Larry G. Gerdes and John Trustman as directors until the next annual meeting of stockholders and until their successors are elected and qualified.


                       WITHHOLD
                       AUTHORITY
      FOR            TO VOTE FOR ALL            WITHHOLD AUTHORITY TO
    NOMINEES           NOMINEES                 VOTE FOR THE FOLLOWING NOMINEE(S):
                                                                                  ------------------------------------
     /  /                /  /                     /  /                             ------------------------------------





                                                  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
                                                  MANNER DIRECTED HEREIN BY THE UNDERSIGNED, IF NO DIRECTION
                                                  IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR
                                                  DIRECTOR.
                                                  PLEASE SIGN EXACTLY AS NAMES APPEAR ON THIS PROXY. JOINT OWNERS SHOULD
                                                  EACH SIGN. TRUSTEES, EXECUTORS, ETC. SHOULD INDICATE THE CAPACITY IN WHICH
                                                  THEY ARE SIGNING.

                                                  -----------------------------------------------------------, 1998
                                                  DATED


                                                  -----------------------------------------------------------------
                                                  SIGNED


